Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233123

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Maximum Aggregate Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Shares, no par value	24,000,000	$76.42	$1,834,080,000	$222,290.50

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus supplement

(To Prospectus dated August 8, 2019)

24,000,000 common shares

Restaurant Brands International Inc.

Common Shares

We have been advised that the selling shareholder named in this prospectus supplement has entered into or will enter into a forward sale agreement relating to an aggregate of 24,000,000 common shares with Morgan Stanley & Co. LLC or one of its affiliates, which we refer to as the forward counterparty. We have been advised that, in order to hedge its economic exposure under the forward sale agreement, the forward counterparty or an affiliate thereof, which we refer to as the forward seller, will borrow an equal number of common shares from third-party stock lenders and will sell those common shares under this prospectus supplement and the accompanying prospectus through the underwriter named in this prospectus supplement. We are not selling any common shares under this prospectus supplement, we will not receive any of the proceeds from the sale of common shares under this prospectus supplement and we are not a party to the forward sale agreement. The selling shareholder will receive proceeds from the forward counterparty upon settlement of the forward sale agreement.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “QSR.” On August 9, 2019, the last reported sale price of our common shares on the NYSE and the TSX was $74.31 per share and C$98.20 per share, respectively.

The underwriter has agreed to purchase the common shares from the forward seller at a price equal to $72.50 per share, which will result in $1,740,000,000 of proceeds to the forward seller, before expenses. The underwriter may offer the common shares purchased from the forward seller from time to time in one or more transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices at or negotiated prices. See “Underwriting (Conflicts of Interest).”

The selling shareholder, an affiliate of 3G Capital Partners Ltd., has delivered notices to exchange 24,000,000 of its Class B exchangeable limited partnership units (the “Partnership exchangeable units”) of our majority-owned operating partnership, Restaurant Brands International Limited Partnership (the “Partnership”), for 24,000,000 of our common shares. Upon settlement of the exchange, which is expected to occur on or before August 29, 2019, we will deliver such common shares to the selling shareholder. The selling shareholder expects to deliver such common shares to the forward counterparty upon settlement of the forward sale agreement.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus to read about risks that you should consider before buying our common shares. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

Delivery of the common shares is expected to be made on or about August 13, 2019.

Morgan Stanley

August 9, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Neither we, the selling shareholder nor the underwriter have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the selling shareholder nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling shareholder nor the underwriter are making an offer to sell the common shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates. The information in this prospectus supplement and the accompanying prospectus may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the prospectus, as well as the documents incorporated by reference in the prospectus supplement and the prospectus, before making an investment decision.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”), using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common shares. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption “Where You Can Find More Information; Incorporation by Reference.” This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

This prospectus supplement and the accompanying prospectus are an offer to sell only the securities specifically offered by it and only under circumstances and in jurisdictions where it is lawful to do so.

Except where the context otherwise requires or where otherwise indicated, “RBI,” “we,” “us,” and “our” refer to Restaurant Brands International Inc. and its consolidated subsidiaries as a combined entity.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference into this prospectus supplement, including information regarding future financial performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of Canadian securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “continue”, “will”, “may”, “could”, “would”, “target”, “potential” and other similar expressions and include, without limitation, statements regarding our expectations or beliefs regarding (1) our ability to become one of the most efficient franchised QSR operators in the world; (2) the benefits of our fully franchised business model; (3) domestic and international growth opportunities for each of our brands, both in existing and new markets and our ability to reach 40,000 restaurants in the next 8 to 10 years; (4) our ability to continue to use joint venture structures and master franchise and development agreements to accelerate international development and the result of such growth on our profitability; (5) the impact of our business strategies and initiatives, including new product innovation, cost management, modern image remodels and technology and delivery on future net restaurant growth, franchisee sales and profitability and our results of operations; (6) the impact of consumer discretionary spending on our operations; (7) the drivers of the long-term success for, and competitive position of, each of our brands; (8) our future financial obligations, including annual debt service requirements, capital expenditures and dividend payments and net cash settlements we expect to pay on our derivative instruments; (9) the sources of liquidity needed to satisfy our obligations and our ability to access our credit facilities to meet such obligations, if necessary; (10) the amount and timing of future capital expenditures required to expand our supply chain and distribution centers in Canada; (11) the impact of changes in interest rates and foreign currency exchange rates on our interest payments, future earnings and cash flows; (12) certain accounting matters; (13) the amount and timing of fees from additional corporate restructuring and tax advisory fees related to the Tax Cuts and Jobs Act (the “Tax Act”); (14) certain tax matters and tax positions, including our estimates for our 2019 effective tax rate and the impact of the Tax Act on our results of operations; (15) the impact of pending litigation on our financial position; (16) the impact of governmental regulation, both domestically and internationally, on our business and financial and operational results; and (17) our future financial and operational results.

These forward-looking statements represent management’s expectations as of the date they are made. These forward-looking statements are based on certain assumptions and analyses that we made in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, among other things, risks related to: (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our fully franchised business model; (4) the effectiveness of our marketing and advertising programs and franchisee support of these programs; (5) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (6) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (7) our reliance on master franchisees and subfranchisees to accelerate restaurant growth; (8) the ability of the counterparties to our credit facilities’ and derivatives’ to fulfill their commitments and/or obligations; and (9) changes in applicable tax laws or interpretations thereof; and risks related to the complexity of the Tax Act and our ability to accurately interpret and predict its impact on our financial condition and results.

We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) as well as other materials that we from time to time file with, or furnish to, the Commission or file with Canadian securities regulatory authorities on SEDAR. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained and incorporated by reference in this prospectus supplement and the accompanying prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and our beliefs and estimates based on such data, may not be reliable.

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

Tim Hortons® and Timbits® are trademarks of Tim Hortons Canadian IP Holdings Corporation. Burger King® and BK® are trademarks of Burger King Corporation. Popeyes®, Popeyes Louisiana Kitchen® and Popeyes Chicken & Biscuits® are trademarks of Popeyes Louisiana Kitchen, Inc. Other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement and the accompanying prospectus may be listed without the TM, SM, ® and © symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SUMMARY

This summary highlights the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus supplement, the accompanying prospectus, the “Risk Factors” beginning on page S-8 of this prospectus supplement and the information incorporated by reference herein, before making an investment decision.

Our Company

We are one of the world’s largest quick service restaurant (“QSR”) companies with more than $32 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories as of June 30, 2019. We serve as the indirect holding company for Burger King Worldwide, Inc. (“Burger King”) and its consolidated subsidiaries, The TDL Group Corp. (“Tim Hortons”) and its consolidated subsidiaries and Popeyes Louisiana Kitchen, Inc. (“Popeyes”) and its consolidated subsidiaries. Our Tim Hortons®, Burger King® and Popeyes® brands have similar franchised business models with complementary daypart mixes and product platforms. Our three iconic brands are managed independently while benefiting from global scale and sharing of best practices. As of June 30, 2019, approximately 100% of total restaurants for each of our brands were franchised.

Our Burger King® Brand

Founded in 1954, Burger King (“BK”) is the world’s second largest fast food hamburger restaurant (“FFHR”) chain as measured by total number of restaurants. As of June 30, 2019, we owned or franchised a total of 18,008 BK restaurants in more than 100 countries and U.S. territories. BK restaurants are quick service restaurants that feature flame-grilled hamburgers, chicken and other specialty sandwiches, french fries, soft drinks and other affordably-priced food items.

Our Tim Hortons® Brand

Founded in 1964, Tim Hortons (“TH”) is one of the largest donut/coffee/tea restaurant chains in North America and the largest in Canada as measured by total number of restaurants. As of June 30, 2019, we owned or franchised a total of 4,872 TH restaurants. TH restaurants are quick service restaurants with a menu that includes premium blend coffee, tea, espresso-based hot and cold specialty drinks, fresh baked goods, including donuts, Timbits®, bagels, muffins, cookies and pastries, grilled paninis, classic sandwiches, wraps, soups and more.

Our Popeyes® Brand

Founded in 1972, Popeyes (“PLK”) is the world’s second largest quick service chicken concept as measured by total number of restaurants. As of June 30, 2019, we owned or franchised a total of 3,156 PLK restaurants. PLK restaurants are quick service restaurants that distinguish themselves with a unique “Louisiana” style menu featuring fried chicken, chicken tenders, fried shrimp and other seafood, red beans and rice and other regional items.

Our principal executive offices are located at 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada and our telephone number is (905) 845-6511. We maintain an internet website at http://www.rbi.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

Recent Developments

Pursuant to the terms of the partnership agreement governing the Partnership (the “partnership agreement”), holders of the Partnership exchangeable units have the right, at any time, to exchange Partnership exchangeable units for, at our option, either common shares or cash. We have received exchange notices representing 24 million Partnership exchangeable units held by the selling shareholder, an affiliate of 3G Capital Partners Ltd. (“3G Capital”). We have elected to exchange such Partnership exchangeable units for common shares. The Partnership exchangeable units represented by the exchange notices received from the selling shareholder represent approximately 12.6% of 3G Restaurant Brands Holdings LP’s (“3G RBH”) current holdings in RBI, or 5.2% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders). Pursuant to the terms of the partnership agreement, the Partnership will satisfy the above-mentioned exchange notices by exchanging 24 million Partnership exchangeable units held by the selling shareholder for the same number of newly issued common shares of RBI. Upon settlement of the exchange, which is expected to occur on or before August 29, 2019, we will deliver such common shares to the selling shareholder. The selling shareholder expects to deliver such common shares to the forward counterparty upon settlement of the forward sale agreement.

After the sale of the common shares to the forward counterparty to settle the forward sale agreement, 3G RBH will hold approximately 36% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders and voting power).

The Offering

The summary below describes the principal terms of this offering. See “The Securities—Description of RBI Share Capital” in the accompanying prospectus for a more detailed description of the common shares.

Common shares offered by the forward seller	The selling shareholder has entered into or will enter into a forward sale agreement with the forward counterparty pursuant to which the forward counterparty will purchase 24,000,000 common shares, subject to the terms and conditions of the forward sale agreement.

The forward seller expects to sell 24,000,000 common shares under this prospectus supplement through the underwriter named in this prospectus supplement to hedge the forward counterparty’s position under the forward sale agreement. The selling shareholder expects to deliver the common shares to the forward counterparty upon settlement of the forward sale agreement.

Outstanding common shares	As of August 2, 2019, we had 279,752,583 common shares issued and outstanding (as adjusted to include the 24,000,000 common shares to be issued to the selling shareholder pursuant to the exchange notices) (or 463,038,386 common shares assuming the exchange of all outstanding Partnership exchangeable units by all holders).

Use of proceeds	We will not receive any proceeds from the sale of common shares in this offering. The selling shareholder will receive proceeds from the forward counterparty upon settlement of the forward sale agreement. However, under the registration rights agreement we are required to bear a portion of the expenses of the offering of common shares, except that the selling shareholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

Voting rights	Holders of our common shares are entitled to one vote per common share in all shareholder meetings. Holders of Partnership exchangeable units are indirectly entitled to vote on matters on which holders of our common shares are entitled to vote through a special voting share of RBI. The special voting share is held by a trustee, entitling the trustee to that number of votes equal to the number of Partnership exchangeable units outstanding. See “The Securities—Description of RBI Share Capital” section in the accompanying prospectus for information regarding the voting rights of our Partnership exchangeable units.

Dividend policy

We paid a cash dividend on our common shares and each Partnership exchangeable unit of $0.50 per share for each of the first and second quarters of the fiscal year ended December 31, 2019. In addition, we declared a dividend on our common shares and each Partnership exchangeable unit of $0.50 payable on October 3, 2019 to holders of record on September 17, 2019. The amount of dividends, if any, that we pay to our shareholders is determined by our board of directors, at its discretion, and is dependent upon a number of factors, including results of operations, financial condition, contractual restrictions, including the terms of agreements governing our debt and any future indebtedness we may incur, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We cannot guarantee the amount of dividends paid in the future, if any.

Listing	Our common shares are listed for trading on the NYSE and the TSX under the symbol “QSR.”

Risk factors	Investing in our common shares involves substantial risks. See “Risk Factors” on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a description of certain of the risks you should consider before investing in our common shares.

Conflicts of Interest	All of the proceeds from the sale of common shares offered by the forward seller in this offering will be paid to the forward counterparty. Because Morgan Stanley & Co. LLC, in its capacity as forward seller, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)”

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in RBI described below and the other information contained in or incorporated by reference into this prospectus supplement, including our consolidated financial statements and accompanying notes. You should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” in our Annual Report incorporated by reference into this prospectus supplement and in the section entitled “Risk Factors” in the accompanying prospectus, in each case, as supplemented and modified by the below. The risks and uncertainties described in these risk factors are not the only ones facing RBI. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Related to our Common Shares and this Offering

Following the Offering, 3G RBH will hold approximately 36% of the combined voting power with respect to RBI, and its interests may conflict with or differ from the interests of the other shareholders.

After the sale of the common shares to the forward counterparty to settle the forward sale agreement, 3G RBH will hold approximately 36% of the combined voting power with respect to RBI. The interests of 3G RBH and its principals may not always be aligned with the interests of the other shareholders of RBI. So long as 3G RBH continues to directly or indirectly own a significant amount of the voting power of RBI, it will continue to be able to strongly influence or effectively control the business decisions of RBI. 3G RBH and its principals may have interests that are different from those of the other shareholders of RBI, and may exercise its voting and other rights in a manner that may be adverse to the interests of such shareholders.

In addition, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of RBI, which could cause the market price of our common shares to decline or prevent our shareholders from realizing a premium over the market price for their common shares or Partnership exchangeable units.

3G RBH is affiliated with 3G Capital. 3G Capital is in the business of making investments in companies and may from time to time in the future acquire or develop controlling interests in businesses engaged in the QSR industry that complement or directly or indirectly compete with certain portions of our business. In addition, 3G Capital may pursue acquisitions or opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

Our stock price may be volatile or may decline regardless of our operating performance.

The market price of our common shares may fluctuate materially from time to time in response to a number of factors, many of which we cannot control, including those described under “Risk Factors—Risks Related to Our Business” in our Annual Report. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. These broad market and industry factors may materially harm the market price of our common shares, regardless of our operating performance. In addition, our share price may be dependent upon the valuations and recommendations of the analysts who cover our business, and if our results do not meet the analysts’ forecasts and expectations, our share price could decline as a result of analysts lowering their valuations and recommendations or otherwise. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Future sales of our common shares in the public market could cause volatility in the price of our common shares or cause the share price to fall.

We have elected to issue 24 million new common shares in satisfaction of Partnership exchangeable units for which we received the exchange notices from the selling shareholder. In addition, an additional 183.3 million Partnership exchangeable units will remain outstanding following this offering which are exchangeable, on a 1:1 basis, for our common shares at any time, subject to our ability to elect to pay cash in lieu of delivering shares. The increase of common shares eligible to be traded on the NYSE or the TSX arising from the exchange of the Partnership exchangeable units by the selling shareholder, and the sale of common shares received by other holders of Partnership exchangeable units upon exchange or the anticipation thereof, could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares, and could impair our ability to raise capital through the sale of additional equity securities.

Certain holders of our common shares have required and others may require us to register their shares for resale under the U.S. and Canadian securities laws under the terms of certain separate registration rights agreements between us and the holders of these securities. Registration of those shares would allow the holders thereof to immediately resell their shares in the public market. Any such sales, or anticipation thereof, could cause the market price of our common shares to decline.

In addition, we have registered common shares that are reserved for issuance under our incentive plans.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce the influence of our shareholders over matters on which our shareholders vote.

Our board of directors has the authority, without action or vote of our shareholders, to issue an unlimited number of common shares. For example, we may issue our securities in connection with investments and acquisitions. The number of common shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding common shares and could materially dilute the ownership of our shareholders. Issuances of common shares would reduce the influence of our common shareholders over matters on which our shareholders vote.

There is no assurance that we will pay any cash dividends on our common shares in the future.

Although our board of directors declared a cash dividend on our common shares for each quarter of 2018 and for the first, second and third quarters of 2019, any future dividends on our common shares will be determined at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, including the terms of the agreements governing our debt and any future indebtedness we may incur, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Although we are targeting a total of $2.00 in declared dividends per common share and Partnership exchangeable unit for 2019, there is no assurance that we will achieve our target total dividend for 2019 and satisfy our debt service and other obligations. Realization of a gain on an investment in our common shares and in Partnership exchangeable units will depend on the appreciation of the price of our common shares and Partnership exchangeable units, which may never occur.

RBI may be treated as a U.S. corporation for U.S. federal income tax purposes.

As a Canadian corporation, RBI generally would be classified as a non-U.S. corporation (and, therefore, non-U.S. tax resident) under general rules of U.S. federal income taxation. Section 7874 of the Internal Revenue Code of 1986, as amended, however, contains rules that result in a non-U.S. corporation being taxed as a

U.S. corporation for U.S. federal income tax purposes, unless certain tests regarding ownership of such entities (as relevant here, ownership by former Burger King Worldwide stockholders) or level of business activities (as relevant here, business activities in Canada by RBI and its affiliates) were satisfied at the time of the Transactions.

Based on the terms of the Transactions and the level of business activities of RBI and its affiliates, including Partnership at such time, we believe that one or both such tests was satisfied. However, if it were determined that such tests were not satisfied, and that RBI should be taxed as a U.S. corporation for U.S. federal income tax purposes, RBI could be liable for substantial additional U.S. federal income tax, and the payments of dividends on our common shares would generally be subject to U.S. federal withholding taxes (including under the Foreign Account Tax Compliance Act) retroactive to the issue date.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common shares in this offering. The selling shareholder will receive proceeds from the forward counterparty upon settlement of the forward sale agreement. However, under the registration rights agreement we are required to bear a portion of the expenses of the offering of common shares, except that the selling shareholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

THE SELLING SHAREHOLDER

Partnership Exchangeable Units

On December 14, 2014, in connection with the transactions that resulted in RBI indirectly acquiring Tim Hortons and Burger King Worldwide, which we refer to as the “Transactions,” shareholders of Burger King Worldwide had the ability to elect to receive Partnership exchangeable units in the Partnership in lieu of common shares of RBI. The Partnership exchangeable units are exchangeable, at our option, for cash or for common shares on a one-for-one basis. For more information about the Partnership exchangeable units, see “The Securities—The Partnership—The Partnership Exchangeable Units” in the accompanying prospectus.

We have received exchange notices representing 24 million Partnership exchangeable units held by the selling shareholder, an affiliate of 3G Capital. The Partnership exchangeable units represented by these exchange notices represent approximately 12.6% of 3G RBH’s current holdings in RBI, or 5.2% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders). Pursuant to the terms of the partnership agreement, the Partnership will satisfy the above-mentioned exchange notices by exchanging 24 million Partnership exchangeable units held by the selling shareholder for the same number of newly issued common shares of RBI. Upon settlement of the exchange, which is expected to occur on or before August 29, 2019, we will deliver such common shares to the selling shareholder. The selling shareholder expects to deliver such common shares to the forward counterparty upon settlement of the forward sale agreement.

After the sale of the common shares to the forward counterparty to settle the forward sale agreement, 3G RBH will hold approximately 36% of RBI’s common shares and total voting power (assuming the exchange of all outstanding Partnership exchangeable units by all holders).

Registration Rights

The common shares covered by this prospectus supplement are being registered pursuant to provisions of a registration rights agreement between us and an affiliate of the selling shareholder. We have agreed, subject to certain customary exceptions, to maintain the effectiveness of the registration statement, which includes this prospectus supplement and the accompanying prospectus, until the registrable securities covered by the registration rights agreement are sold and to pay certain expenses related to the offering. For more information regarding the registration rights agreement, see “The Securities—Registration Rights” in the accompanying prospectus.

Ownership of Selling Shareholder

The following table sets forth information about the beneficial ownership of our common shares by the selling shareholder as of August 2, 2019, and gives effect to the exchange of 24,000,000 Partnership exchangeable units for RBI common shares pursuant to the exchange notices discussed above, and the related sale of such common shares to the forward counterparty. The selling shareholder has entered into or will enter into a forward sale agreement with the forward counterparty, and the common shares offered under this prospectus supplement are being sold by the forward seller in connection with the forward sale agreement. See “Underwriting (Conflicts of Interest)” for more details. The number and percentage of common shares beneficially owned by the selling shareholder after settlement of the forward sale agreement assumes the sale of all common shares subject to the forward sale agreement. Information in the table below with respect to beneficial ownership has been furnished by the selling shareholder.

Selling Shareholder	Number of Common Shares Beneficially Owned Prior to Forward Sale Agreement(1)	% of Common Shares Beneficially Owned Prior to Forward Sale Agreement(2)	% of Total Voting Power Prior to Forward Sale Agreement(3)	Number of Common Shares Subject to the Forward Sale Agreement	Number of Common Shares Beneficially Owned After the Forward Sale Agreement	% of Common Shares Beneficially Owned After the Forward Sale Agreement(4)	% of Total Voting Power After the Forward Sale Agreement(3)
3G Funds (1)	189,989,638	41.0	41.0	24,000,000	165,989,638	35.8	35.8

(1)

Includes (i) 24,000,000 common shares that will be delivered by us to the selling shareholder, HL1 17 LP (“Holdings”), on or before August 29, 2019 in connection with the exchange of Partnership exchangeable units and (ii) 165,989,638 Partnership exchangeable units held by 3G RBH that are exchangeable for common shares or cash, at our election, at any time. 3G Restaurant Brands Holdings General Partner Ltd., a Cayman Islands exempted company (“3G RBH GP”), is the general partner of Holdings and 3G RBH, which are collectively referred to as the “3G Funds.” 3G RBH GP disclaims beneficial ownership of the securities held by Holdings and 3G RBH except to the extent of its pecuniary interest therein. The selling shareholder has advised us that it intends to disclaim beneficial ownership of all common shares subject to the forward sale agreement.

(2)

Calculated assuming the exchange of all outstanding Partnership exchangeable units by all holders. If calculated assuming only the exchange of the Partnership exchangeable units held by the 3G Funds, the 3G Funds would beneficially own 42.6% of the common shares.

(3)

Based on (i) 279,752,583 common shares outstanding and (ii) 183,285,803 Partnership exchangeable units outstanding, each reflecting the exchange of 24,000,000 Partnership exchangeable units for RBI common shares as of August 2, 2019. The percentage of “Total Voting Power” is calculated assuming that the holders of all of the Partnership exchangeable units properly provide voting instructions.

(4)

Calculated assuming the exchange of all outstanding Partnership exchangeable units by all holders. If calculated assuming only the exchange of the Partnership exchangeable units held by the 3G Funds, the 3G Funds would beneficially own 37.2% of the common shares.

Material Relationship

Our directors, Daniel Schwartz, Alexandre Behring, Carlos Alberto Sicupira, Roberto Moses Thompson Motta, and João M. Castro-Neves are partners and directors of 3G Capital, an entity affiliated with the selling shareholder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. HOLDERS

The following discussion is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares to a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations relevant to a U.S. Holder. This discussion is based upon current U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder in light of such holder’s particular circumstances or to U.S. Holders subject to special rules under the U.S. federal income tax laws, including:

•	banks, other financial institutions, or insurance companies;

•	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	persons who hold shares as part of a straddle, synthetic security, hedge or other integrated transaction, conversion transaction or other integrated investment;

•	persons who have been, but are no longer, citizens or residents of the United States or former long-term residents of the United States;

•	controlled foreign corporations or passive foreign investment companies;

•	persons holding shares through a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), S corporation, or other fiscally transparent entity;

•	dealers or traders in securities, commodities or currencies;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts;

•	persons that are subject to the “applicable financial statement” rules under Section 451(b) of the Code (as defined below);

•	persons who received shares through the exercise of incentive options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan; or

•	persons who own (directly or constructively) 10 percent or more of our shares by vote or value.

In addition, this discussion is limited to U.S. Holders who hold our common shares as capital assets for U.S. federal income tax purposes, and does not address the U.S. federal alternative minimum tax, any U.S. federal taxes other than the U.S. federal income taxes (such as estate and gift taxes), or any U.S. state, local, or non-U.S. tax considerations.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations, and judicial and administrative interpretations thereof, each as in effect and available on the date of this prospectus supplement. Each of the foregoing is subject to change, potentially with retroactive effect, and any such change could affect the U.S. federal income tax considerations described below.

In General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if either (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable Treasury regulations.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our common shares should consult its tax advisor with regard to the U.S. federal income tax treatment of the purchase, ownership and disposition of our common shares.

Each prospective purchaser of our common shares should consult its tax advisor concerning the tax consequences of an investment in our common shares in light of its particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of state, local, non-U.S. or other tax laws.

Characterization of the Company for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Section 7874 of the Code, and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a corporation that is not organized or incorporated in the United States to be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex, and in some cases, there is limited guidance as to their application. We believe we should not be treated as a U.S. corporation for U.S. federal income tax purposes. However, as discussed above under “Risk Factors—Risks Related to our Common Shares and this Offering— RBI may be treated as a U.S. corporation for U.S. federal income tax purposes,” there could be a change in law or subsequent change in facts that could (possibly retroactively) cause us to be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that we will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, but there can be no assurances in this regard. Holders are urged to consult their tax advisors regarding the potential application of Section 7874 of the Code to us and the consequences thereof.

Taxation of Distributions

Subject to the discussion under “—Passive Foreign Investment Company Status” below, the gross amount of any distribution made by us with respect to our common shares (including any amounts withheld in respect of Canadian withholding taxes), will be taxable to U.S. Holders as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such amount (including any Canadian taxes withheld) will be included in a U.S. Holder’s gross income as ordinary income on the day actually or constructively received. Such dividends will not be eligible for the dividends received deduction allowed to corporations. To the extent that the amount of any distribution exceeds our earnings and profits, the distribution will first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. Holder’s common shares), and thereafter will be taxed as capital gain recognized on a taxable disposition.

Subject to the discussion under “—Passive Foreign Investment Company Status” below, as long as our common shares are traded on the NYSE (or certain other exchanges) and/or we qualify for benefits under the U.S.-Canada Tax Treaty, dividends received by individuals and other non-corporate U.S. Holders will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders hold the common shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other requirements. U.S. Holders should consult their tax advisors regarding the application of the relevant rules to their particular circumstances.

The amount of any dividend paid in a foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, U.S. holders generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. However, a U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. The foreign currency gain or loss will be equal to the difference, if any, between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the foreign currency into U.S. dollars. Generally, any such gain or loss will be treated as ordinary income or loss and will generally be treated as U.S. source income. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of foreign currency gain or loss on any foreign currency received that is converted into U.S. dollars on a date subsequent to the date of receipt.

A dividend distribution will generally be treated as foreign source “passive” income for U.S. foreign tax credit purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Sale or Other Disposition of Common Shares

Subject to the discussion under “—Passive Foreign Investment Company Status” below, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes upon a sale or other disposition of its common shares in an amount equal to the difference, if any, between the amount realized from such sale or disposition and the U.S. Holder’s adjusted tax basis in such common shares. Such gain or loss will be capital gain or loss and will be long term capital gain or loss if our common shares have been held for more than one year. Long term capital gain recognized by individuals and other non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If a Canadian tax is imposed on the sale or other disposition of our common shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds before deduction of the Canadian tax. Because a U.S. Holder’s gain from the sale or other disposition of common shares will generally be U.S. source gain, a U.S. Holder generally will be unable to claim a credit against its U.S. federal tax liability for any Canadian tax on any such gains. In lieu of claiming a foreign tax credit, a U.S. Holder may elect to deduct foreign taxes, including Canadian taxes, if any, in computing taxable income, subject to generally applicable limitations under U.S. federal income tax law (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of common shares. Each U.S. Holder that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the common shares.

Passive Foreign Investment Company Status

Certain adverse tax consequences could apply to a U.S. Holder if we are treated as a passive foreign investment company, or PFIC, for any taxable year during which the U.S. Holder holds our common shares. A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Based on current income, assets and activities, we believe that we are not a PFIC for the current taxable year, and that we will not become a PFIC for the foreseeable future. However, the determination of whether we are or will be a PFIC must be made annually as of the close of each taxable year. Because PFIC status depends upon the composition of our income and assets and the market value of our common shares and our assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year, or that the U.S. Internal Revenue Service (the “IRS”) or a court will agree with our determination.

If we were to be treated as a PFIC, U.S. Holders of our common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares, and certain distributions received on such shares. In addition, dividends received with respect to our common shares would not constitute qualified dividend income eligible for preferential tax rates if we are treated as a PFIC for the taxable year of the distribution or for the preceding taxable year. Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. We do not expect to provide U.S. Holders with the information that is necessary to make a qualified electing fund election. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in our common shares.

Foreign Asset Reporting

Certain U.S. Holders may be required to submit to the IRS certain information with respect to their beneficial ownership of our common shares, if such common shares are not held on their behalf by a financial institution. Substantial penalties may be imposed on a U.S. Holder if such U.S. Holder is required to submit such information to the IRS and fails to do so.

FATCA

Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on certain U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to “withholdable payments.” For this purpose, “withholdable payments” include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). Pursuant to recently proposed Treasury regulations, this 30% withholding does not apply to gross proceeds. In its preamble to the proposed Treasury regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares, may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires as beneficial owner common shares pursuant to this offering and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada under the Tax Act or any applicable income tax convention; (2) does not use or hold the common shares in a business carried on in Canada; (3) deals at arm’s length with RBI, the underwriter, the forward counterparty, the forward seller and the selling shareholder; (4) is not affiliated with RBI, the underwriter, the forward counterparty, the forward seller or the selling shareholder; (5) holds the common shares as capital property; (6) is entitled to all payments made in respect of the common shares (including dividends); and (7) is not an “authorized foreign bank” or a “registered non-resident insurer”, as such terms are defined in the Tax Act (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere. Generally, the common shares will be capital property to a Non-Resident Holder provided the Non-Resident Holder does not acquire or hold those common shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Additional considerations not discussed herein may apply to a Non-Resident Holder that is a member of a group of non-resident persons not dealing with each other at arm’s length that control RBI within the meaning of section 212.3 of the Tax Act. Any such Non-Resident Holder should consult their own tax advisor.

This summary is based on the current provisions of the Tax Act and the Canadian-United States Tax Convention (1980), as amended (the “Convention”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account any other federal tax legislation or considerations or any tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of common shares should consult their own tax advisors having regard to their own particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Resident Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax convention. For example, under the Convention, where dividends on the common shares are considered to be paid to or derived by a Non-Resident Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of the provisions of the Convention, the applicable rate of Canadian withholding tax is generally reduced to 15%. Not all persons who are residents of the U.S. for purposes of the Convention will qualify for the benefits of the Convention. A Non-Resident Holder who is a resident of the U.S. is advised to consult its tax advisor in this regard.

Dispositions

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares are “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, the common shares will not constitute taxable Canadian property to a Non-Resident Holder at any time provided that the common shares are listed at that time on a designated stock exchange for purposes of the Tax Act (which includes the TSX), unless at any particular time during the immediately preceding 60-month period (1) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal with at arm’s length, partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length held a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with all such persons and partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of RBI and (2) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing (i) through (iii) whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, common shares could be deemed to be taxable Canadian property. Non-Resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

UNDERWRITING (CONFLICTS OF INTEREST)

Morgan Stanley & Co. LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, the forward seller has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the forward seller, 24,000,000 shares.

The underwriting agreement provides that the obligations of the underwriter to purchase the common shares included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriter is obligated to purchase all of the common shares in this offering if it purchases any of the common shares. The offering of our common shares by the underwriter is subject to receipt and acceptance and to the underwriter’s right to reject any order in whole or in part.

The underwriter proposes to offer our common shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. In connection with the sale of our common shares, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling our common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of our common shares for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriter purchases our common shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

We and the selling shareholder have agreed to indemnify the underwriter, the forward seller and the forward counterparty against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter, the forward seller or the forward counterparty may be required to make in respect of those liabilities.

We estimate that the total expenses of this offering payable by us will be approximately $1,000,000.

Our common shares are listed on the NYSE and on the TSX under the symbol “QSR.”

The underwriter may sell shares to employees, directors and other persons associated with 3G Capital who have expressed an interest in purchasing shares in the offering at the direction of 3G Capital.

Forward Sale Agreement

The selling shareholder has entered into or will enter into a forward sale agreement on the date of this prospectus supplement with the forward counterparty relating to an aggregate of 24,000,000 common shares. In connection with the execution of the forward sale agreement, and at the selling shareholder’s request, the forward seller is borrowing from third parties and selling to the underwriter in this offering an aggregate of 24,000,000 common shares.

The selling shareholder will receive an amount equal to the net proceeds from the sale of the borrowed common shares sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward counterparty upon physical settlement of the forward sale agreement.

The forward sale agreement provides for physical settlement which the selling shareholder expects to occur on or before August 29, 2019. On the settlement date, the selling shareholder will deliver 24,000,000 common shares to the forward counterparty at the then-applicable forward sale price. The forward sale price will initially be $72.50 per share, which is the price at which the underwriter has agreed to buy the common shares offered hereby from the forward seller. The forward sale agreement provides that the forward sale price will be adjusted daily based on a floating interest rate equal to the overnight bank funding rate less a fixed spread. In respect of any day for which the overnight bank funding rate exceeds the spread, the forward sale price will increase as a result of such differential. In respect of any day for which the overnight bank funding rate is less than the spread, the forward sale price will decrease as a result of such differential.

The foregoing is a description of certain provisions of the forward sale agreement the selling shareholder has entered into or will enter into in connection with this offering.

Lock-Up Agreements

We have agreed that, subject to the exceptions below, we will not (i) offer, pledge, sell, lend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our common shares or any other securities convertible into or exercisable or exchangeable for our common shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares (regardless of whether any such transactions described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise), or (iii) file any registration statement or prospectus supplement to a registration statement with the Commission or any prospectus under Canadian securities laws relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares for our account (other than on Form S-8), in each case without the prior written consent of the underwriter, for a period of 60 days after the date of this prospectus supplement (the “RBI Restricted Period”); provided that these restrictions shall not apply to (A) the common shares offered hereby, (B) common shares to be issued in connection with the transactions described herein, (C) common shares issuable upon exchange of Partnership exchangeable units, (D) any common shares of RBI issued upon the exercise or vesting of equity awards granted under company stock plans, (E) common shares or any securities convertible into or exercisable or exchangeable for common shares pursuant to company stock plans, (F) the filing of a registration statement on Form S-8 or a successor form thereto, (G) the entry into an agreement providing for the issuance of common shares or any securities convertible into or exercisable or exchangeable for common shares, in connection with (i) the acquisition by RBI or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by RBI in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of common shares issued or issuable pursuant to this clause (G) does not exceed 10% of the number of common shares outstanding immediately after the consummation of this offering and prior to such issuance each recipient of any such securities shall execute and deliver to Morgan Stanley & Co. LLC a customary “lock-up” agreement, (H) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of RBI regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the Restricted Period and (I) the filing of a registration statement pursuant to a demand under any registration rights agreement in existence as of the date hereof.

In addition, each of the 3G Funds (including the selling shareholder) has entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which, for a period of 60 days after the date of this prospectus supplement (the “Restricted Period”), each of these persons or entities, subject to the exceptions below, may not, without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common shares, or any securities convertible into or exercisable or exchangeable for our common shares, beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by such person or entity or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares (regardless of whether any of these transactions described in clause (i) or (ii) above are to be settled by the delivery of common shares or such other securities, in cash or otherwise) or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common shares or any security convertible into or exercisable for our common shares, in each case other than the sale, exchange or other transfer of any of our common shares: (A) pursuant to this offering and the transactions described herein (B) as a bona fide gift or gifts, (C) as a distribution to partners, members, affiliates, shareholders or stockholders of the signatory, (D) by will or intestacy, (E) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the signatory or the immediate family of the signatory (“immediate family” meaning any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (F) to any immediate family member or other dependent, (G) to any of the signatory’s affiliates, (H) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G) above, (I) to RBI pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan referred to within this prospectus supplement, (J) to RBI in respect of tax withholding payments due upon the exercise at expiration of options or the vesting of restricted stock grants pursuant to any employee equity incentive plan referred to within this prospectus supplement, (K) to charitable organization transferees or recipients in an aggregate amount, together with any such transfers pursuant to any similar lock-up agreement with the underwriter, not to exceed 1.00% of the outstanding common shares on the date of this prospectus supplement, (L) transfers pursuant to a bona fide third-party takeover bid made to all holders of common shares or any other acquisition transaction whereby any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (provided that if such transaction is not consummated, the subject common shares shall remain subject to the restrictions set forth herein), (M) pursuant to an order of a court or regulatory agency including pursuant to a qualified domestic order or in connection with a divorce settlement, (N) from an executive officer to RBI upon death, disability or termination of employment, in each case, of such executive officer, or (O) in connection with transactions by any person other than RBI relating to common shares or other securities acquired in open market transactions after the completion of this offering; provided that (1) in the case of clause (B), (C) and (O), no public filings under the Exchange Act, or Canadian securities laws or other public announcement reporting a reduction in beneficial ownership of common shares shall be required or voluntarily made during the Restricted Period, (2) in the case of each transfer or distribution pursuant to clauses (B), (C), (E) through (H), and (N) above, (a) each donee, trustee, distributee or transferee, as the case may be, prior to such transfer or distribution agrees to be bound in writing by the restrictions set forth herein (and such writing shall be delivered to Morgan Stanley & Co. LLC simultaneously with such transfer or distribution and shall be in a form reasonably acceptable to Morgan Stanley & Co. LLC); and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and (3) in the case of each transfer or distribution pursuant to clauses (D) through (N) above, (i) if any public filings under the Exchange Act or Canadian securities laws or other public announcement reporting a reduction in beneficial ownership of common shares shall be required during the Restricted Period such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth above (to the extent required by the foregoing) and shall disclose the nature of the transfer and (ii) no public filings under the Exchange Act or Canadian securities laws or other public announcement reporting a reduction in beneficial ownership of common shares shall be voluntarily made during the Restricted Period. In addition, the restrictions described in this paragraph shall not apply to (1) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Restricted Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in RBI periodic reports to the effect that RBI directors and officers may enter into such trading plans from time to time, (2) the exchange by the signatory of Restaurant Brands International Limited Partnership exchangeable units for common shares but any common shares resulting from such exchanges shall be subject to the requirements of this paragraph or (3) the transfer of securities to RBI due to the withholding of securities from issuances of common shares or restricted shares to directors upon resignation or termination of service for purposes of satisfying any tax withholding obligation by RBI.

In addition, we have agreed to impose and enforce the restrictions applicable to the 3G Funds set forth above with respect to each of our directors affiliated with 3G, and each of our directors that beneficially owns more than one million of our common shares as of the date of this prospectus supplement. We have also agreed to impose a trading blackout for each of our executive officers and directors, other than those directors described in the preceding sentence, for ten business days after the date of this prospectus supplement.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriter of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. The underwriter may close out any covered short position by purchasing common shares in the open market.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Electronic Prospectus Delivery

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by the underwriter, and the underwriter may distribute this prospectus supplement and the accompanying prospectus electronically. The underwriter may agree to allocate a number of shares to underwriter for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of the underwriter is currently a lender under our senior secured credit facility.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds from the sale of common shares offered by the forward seller in this offering will be paid to the forward counterparty. Because Morgan Stanley & Co. LLC, in its capacity as forward seller, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Selling Restrictions

Canada

The common shares offered by this prospectus supplement have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or prospectus exemption. The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and, if any such purchaser is an individual, is also a “permitted client,” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any purchase of common shares by such persons will be deemed to constitute a representation and warranty by such persons that they are purchasing the securities with investment intent and not with a view to distribution. Any resale of the common shares must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Notice is provided to prospective purchasers in Canada that, unless permitted under applicable Canadian securities laws, a purchaser in Canada of any common shares acquired by such purchaser pursuant to this offering must not trade such common shares before the date that is four months and a day after the closing date of this offering.

Applicable Canadian securities laws in certain provinces or territories of Canada may provide a purchaser in such jurisdictions with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the applicable Canadian securities laws of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities laws of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Sales of the common shares in Canada, and any related solicitation or selling efforts, will be made only by Morgan Stanley Canada Limited selling in a principal capacity.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of the common shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any common shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

The underwriter represents, warrants and agrees that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of the common shares in circumstances in which Section 21(1) of FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Brazil

No common shares may be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The common shares have not been, and will not be, registered with the Comissão de Valores Mobiliários.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, FL with respect to matters of U.S. law and by Stikeman Elliott LLP with respect to matters of Canadian law. Certain legal matters relating to the selling shareholder will be passed upon by Kirkland & Ellis LLP, New York, NY. The underwriter has been represented by Davis Polk & Wardwell LLP, New York, NY with respect to matters of U.S. law and by Blake, Cassels & Graydon LLP with respect to matters of Canadian law.

EXPERTS

The consolidated financial statements of Restaurant Brands International Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers in 2018 due to the adoption of the new revenue standard.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the Commission will automatically update and supersede this information.

In this prospectus supplement, we are incorporating by reference the following documents filed by us with the Commission, and any future documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering of all of the securities covered by this prospectus supplement:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2018

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2019 and June 30, 2019

Current Reports on Form 8-K	January 23, 2019, March 14, 2019, June 12, 2019, and June 28, 2019

Description of our common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4 initially filed on September 16, 2014, as amended (File No. 333-198769)

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act	After the date of this prospectus supplement until the termination of the offering of all of the securities covered by this prospectus supplement

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Restaurant Brands International, Inc.

130 King Street West, Suite 300

Toronto, Ontario M5X 1E1

Phone: (905) 845-6511

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

We maintain an internet website at http://www.rbi.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

Prospectus

Restaurant Brands International Inc.

Common Shares

Debt Securities

Warrants

We may offer and sell from time to time the above securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time our common shares in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common shares by any selling shareholders.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “QSR.”

We will make application to list any common shares sold by us pursuant to a supplement to this prospectus on the NYSE and the TSX. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market.

Investing in our securities involves certain risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2018, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

The date of this prospectus is August 8, 2019

i

About this Prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, in one or more offerings, sell any combination of securities described in this prospectus or other securities that we may subsequently add in a post-effective amendment to this registration statement, and selling shareholders to be named in a prospectus supplement may, in one or more offerings, sell common shares. This prospectus provides you with a general description of the securities we or our selling shareholders may offer. Each time we sell securities or our selling shareholders sell common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

When used in this prospectus and any prospectus supplement, the terms “RBI,” “we,” “our,” and “us” refer to Restaurant Brands International Inc. and its subsidiaries.

The Company

We are one of the world’s largest quick service restaurant (“QSR”) companies with more than $32 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories as of June 30, 2019. We serve as the indirect holding company for Burger King Worldwide, Inc. (“Burger King”) and its consolidated subsidiaries, The TDL Group Corp. (“Tim Hortons”) and its consolidated subsidiaries and Popeyes Louisiana Kitchen, Inc. (“Popeyes”) and its consolidated subsidiaries. Our Tim Hortons®, Burger King® and Popeyes® brands have similar franchised business models with complementary daypart mixes and product platforms. Our three iconic brands are managed independently while benefiting from global scale and sharing of best practices. As of June 30, 2019, approximately 100% of total restaurants for each of our brands were franchised.

Our Burger King® Brand

Founded in 1954, Burger King (“BK”) is the world’s second largest fast food hamburger restaurant (“FFHR”) chain as measured by total number of restaurants. As of June 30, 2019, we owned or franchised a total of 18,008 BK restaurants in more than 100 countries and U.S. territories. BK restaurants are quick service restaurants that feature flame-grilled hamburgers, chicken and other specialty sandwiches, french fries, soft drinks and other affordably-priced food items.

Our Tim Hortons® Brand

Founded in 1964, Tim Hortons (“TH”) is one of the largest donut/coffee/tea restaurant chains in North America and the largest in Canada as measured by total number of restaurants. As of June 30, 2019, we owned or franchised a total of 4,872 TH restaurants. TH restaurants are quick service restaurants with a menu that includes premium blend coffee, tea, espresso-based hot and cold specialty drinks, fresh baked goods, including donuts, Timbits®, bagels, muffins, cookies and pastries, grilled paninis, classic sandwiches, wraps, soups and more.

Our Popeyes® Brand

Founded in 1972, Popeyes (“PLK”) is the world’s second largest quick service chicken concept as measured by total number of restaurants. As of June 30, 2019, we owned or franchised a total of 3,156 PLK restaurants. PLK restaurants are quick service restaurants that distinguish themselves with a unique “Louisiana” style menu featuring fried chicken, chicken tenders, fried shrimp and other seafood, red beans and rice and other regional items.

Our principal executive offices are located at 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada and our telephone number is (905) 845-6511.

Risk Factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in RBI described in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the Commission and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of the risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Disclosure Regarding Forward-Looking Statements

Certain information contained in this prospectus and in the documents that are incorporated by reference into this prospectus, including information regarding future financial performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of Canadian securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “continue”, “will”, “may”, “could”, “would”, “target”, “potential” and other similar expressions and include, without limitation, statements regarding our expectations or beliefs regarding (1)    our ability to become one of the most efficient franchised QSR operators in the world; (2) the benefits of our fully franchised business model; (3) domestic and international growth opportunities for each of our brands, both in existing and new markets and our ability to reach 40,000 restaurants in the next 8 to 10 years; (4) our ability to continue to use joint venture structures and master franchise and development agreements to accelerate international development and the result of such growth on our profitability; (5) the impact of our business strategies and initiatives, including new product innovation, cost management, modern image remodels and technology and delivery on future net restaurant growth, franchisee sales and profitability and our results of operations; (6) the impact of consumer discretionary spending on our operations; (7) the drivers of the long-term success for, and competitive position of, each of our brands; (8) our future financial obligations, including annual debt service requirements, capital expenditures and dividend payments and net cash settlements we expect to pay on our derivative instruments; (9) the sources of liquidity needed to satisfy our obligations and our ability to access our credit facilities to meet such obligations, if necessary; (10) the amount and timing of future capital expenditures required to expand our supply chain and distribution centers in Canada; (11) the impact of changes in interest rates and foreign currency exchange rates on our interest payments, future earnings and cash flows; (12) certain accounting matters; (13) the amount and timing of fees from additional corporate restructuring and tax advisory fees related to the Tax Cuts and Jobs Act (the “Tax Act”); (14) certain tax matters and tax positions, including our estimates for our 2019 effective tax rate and the impact of the Tax Act on our results of operations; (15) the impact of pending litigation on our financial position; (16) the impact of governmental regulation, both domestically and internationally, on our business and financial and operational results; and (17) our future financial and operational results.

These forward-looking statements represent management’s expectations as of the date they are made. These forward-looking statements are based on certain assumptions and analyses that we made in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, among other things, risks related to: (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our fully franchised business model; (4) the effectiveness of our marketing and advertising programs and franchisee support of these programs; (5) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (6) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (7) our reliance on master franchisees and subfranchisees to accelerate restaurant growth; (8) the ability of the counterparties to our credit facilities’ and derivatives’ to fulfill their commitments and/or obligations; and (9) changes in applicable tax laws or interpretations thereof; and risks related to the complexity of the Tax Act and our ability to accurately interpret and predict its impact on our financial condition and results.

We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) as well as other materials that we from time to time file with, or furnish to, the Commission or file with Canadian securities regulatory authorities on SEDAR. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents that are incorporated by reference into this prospectus. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Selling Shareholders

We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling shareholders, including their names, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of our securities sold by any selling shareholder.

The Securities

We may from time to time offer under this prospectus, separately or together:

•	common shares;

•	unsecured senior, senior subordinated or subordinated debt securities; and

•	warrants to purchase common shares and debt securities.

In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, our common shares.

Description of RBI Share Capital

As of August 2, 2019, our authorized share capital consists of an unlimited number of common shares and one special voting share. In addition, as of August 2, 2019, our authorized share capital consists of 68,530,939 preferred shares designated as Class A 9.00% Cumulative Compounding Perpetual Preferred Shares, all of which were redeemed on December 12, 2017, cancelled and cannot be reissued.

As of August 2, 2019, our outstanding share capital consisted of 255,752,583 common shares and the special voting share. All outstanding common shares are validly issued, fully paid and non-assessable. No other shares of any class or series were issued and outstanding as of August 2, 2019. In addition, as of August 2, 2019, there were (1) 16,498,693 common shares issuable upon exercise of outstanding stock options or vesting of restricted stock units; (2) 14,114,062 common shares that are reserved for issuance upon exercise or vesting of awards that may be granted in the future under our Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Plan”); and (3) 207,285,803 common shares issuable upon exchange of Class B exchangeable limited partnership units of Partnership (as described in further detail below under the heading “The Partnership—The Partnership Exchangeable Units”). As of August 2, 2019, there were 22,406 record holders of our common shares.

The following is a summary of the material rights, privileges, restrictions and conditions that attach to our common shares and special voting share.

Common Shares

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the holders of our common shares are entitled to receive notice of and to attend all meetings of the shareholders of RBI and will vote together as a single class with the special voting share. The holders of our common shares are entitled to one vote per common share.

Dividend and Liquidation Entitlements

The holders of our common shares are entitled to receive dividends, as and when declared by our board of directors (the “Board of Directors”), in such amounts and in such form as our Board of Directors may from time to time determine, subject to the preferential rights of any other shares ranking prior to the common shares. All dividends declared on our common shares will be declared and paid in equal amounts per share.

In the event of the dissolution, liquidation or winding-up of RBI, the holders of our common shares shall be entitled to receive the remaining property and assets of RBI after satisfaction of all liabilities and obligations to creditors of RBI, subject to the preferential rights of any other shares ranking prior to our common shares.

Transfer Agent

The transfer agent and registrar for our common shares is Computershare Trust Company of Canada.

Special Voting Share

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the special voting share shall entitle the holder thereof to vote on all matters submitted to a vote of the holders of our common shares at any shareholder meeting of RBI and to exercise the right to consent to any matter for which the written consent of the holders of our common shares is sought, and will, with respect to any shareholder meeting or written consent, vote together as a single class with our common shares. The holder of the special voting share shall not be entitled to vote separately as a class on a proposal to amend our articles of incorporation to: (i) increase or decrease the maximum number of special voting shares that we are authorized to issue, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special voting share; or (ii) create a new class of shares equal or superior to the special voting share. The holder of the special voting share shall be entitled to attend all shareholder meetings of RBI which the holders of our common shares are entitled to attend, and shall be entitled to receive copies of all notices and other materials sent by us to holders of our common shares relating to such meetings and any consents sought from the holders of common shares.

The holder of the special voting share is entitled to that number of votes equal to the number of votes which would attach to the common shares receivable by the holders of Partnership exchangeable units upon the exchange of all Partnership exchangeable units outstanding from time to time (other than the Partnership exchangeable units held by us and our subsidiaries), determined as of the record date for the determination of shareholders entitled to vote on the applicable matter or, if no record date is established, the date such vote is taken. See “The Partnership Exchangeable Units—Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights With Respect to RBI” below.

Dividend and Liquidation Entitlements

The holder of the special voting share is not entitled to receive dividends and has no entitlements with respect to the property or assets of RBI in the event of the dissolution, liquidation or winding-up of RBI.

Redemption Right

At such time as there are no Partnership exchangeable units outstanding, the special voting share shall automatically be redeemed and cancelled for $1 to be paid to the holder thereof.

The Partnership

Management: The General Partner

RBI is the sole general partner (the “General Partner”) of Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of Ontario and a subsidiary of the Company (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership) (“Partnership”), which is the indirect parent company of Burger King, Tim Hortons and Popeyes and manages all of Partnership’s operations and activities in accordance with the partnership agreement. Subject to the terms of the partnership agreement and the Limited Partnerships Act (Ontario), the General Partner has the full and exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of Partnership. The partnership agreement provides that, where the General Partner is granted discretion under the partnership agreement in managing Partnership’s operations and activities, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of, or factors affecting, Partnership, and will not be subject to any other standards imposed by the partnership agreement, any other agreement, the Limited Partnerships Act (Ontario) or any other law. Despite the foregoing, the General Partner will only be able to take certain actions (as set forth in the partnership agreement) if the same are approved, consented to or directed by the conflicts committee of the Board of Directors (the “Conflicts Committee”).

Capital Structure of Partnership

The capital of Partnership consists of three classes of units: the Class A common units (“common units”), the preferred units and the Class B exchangeable limited partnership units (“Partnership exchangeable units”). The interest of General Partner is represented by common units and preferred units. The interests of the limited partners are represented by the Partnership exchangeable units.

The Partnership Exchangeable Units

Summary of Economic and Voting Rights

The Partnership exchangeable units are intended to provide economic rights that are substantially equivalent, and voting rights with respect to RBI that are equivalent, to the corresponding rights afforded to holders of our common shares. Under the terms of the partnership agreement, the rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units include the following:

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The Partnership exchangeable units are exchangeable at any time, at the option of the holder (the “exchange right”), on a one-for-one basis for common shares of RBI (the “exchanged shares”), subject to our right as the general partner (subject to the approval of the Conflicts Committee in certain circumstances) to determine to settle any such exchange for a cash payment in lieu of our common shares. If we elect to make a cash payment in lieu of issuing common shares, the amount of the cash payment will be the weighted average trading price of our common shares on the NYSE for the 20 consecutive trading days ending on the last business day prior to the exchange date (the “exchangeable units cash amount”). Written notice of the determination of the form of consideration shall be given to the holder of the Partnership exchangeable units exercising the exchange right no later than ten business days prior to the exchange date.

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If a dividend or distribution has been declared and is payable in respect of our common shares, Partnership will make a distribution in respect of each Partnership exchangeable unit in an amount equal to the dividend or distribution in respect of a common share. The record date and payment date for distributions on the Partnership exchangeable units will be the same as the relevant record date and payment date for the dividends or distributions on our common shares.

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If we issue any common shares in the form of a dividend or distribution on our common shares, Partnership will issue to each holder of Partnership exchangeable units, in respect of each exchangeable unit held by such holder, a number of Partnership exchangeable units equal to the number of common shares issued in respect of each common share.

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If we issue or distribute rights, options or warrants or other securities or assets to all or substantially all of the holders of our common shares, Partnership is required to make a corresponding distribution to holders of the Partnership exchangeable units.

•	No subdivision or combination of our outstanding common shares is permitted unless a corresponding subdivision or combination of Partnership exchangeable units is made.

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We and our Board of Directors are prohibited from proposing or recommending an offer for our common shares or for the Partnership exchangeable units unless the holders of the Partnership exchangeable units and the holders of common shares are entitled to participate to the same extent and on an equitably equivalent basis.

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Upon a dissolution and liquidation of Partnership, if Partnership exchangeable units remain outstanding and have not been exchanged for our common shares, then the distribution of the assets of Partnership between holders of our common shares and holders of Partnership exchangeable units will be made on a pro rata basis based on the numbers of common shares and Partnership exchangeable units outstanding. Assets distributable to holders of Partnership exchangeable units will be distributed directly to such holders. Assets distributable in respect of our common shares will be distributed to us.

Prior to this pro rata distribution, Partnership is required to pay to us sufficient amounts to fund our expenses or other obligations (to the extent related to our role as the general partner or our business and affairs that are conducted through Partnership or its subsidiaries) to ensure that any property and cash distributed to us in respect of the common shares will be available for distribution to holders of common shares in an amount per share equal to distributions in respect of each Partnership exchangeable unit. The terms of the Partnership exchangeable units do not provide for an automatic exchange of Partnership exchangeable units into our common shares upon a dissolution or liquidation of Partnership or us.

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Approval of holders of the Partnership exchangeable units is required for an action (such as an amendment to the Partnership agreement) that would affect the economic rights of an exchangeable unit relative to a common share.

The holders of Partnership exchangeable units are indirectly entitled to vote in respect of matters on which holders of our common shares are entitled to vote, including in respect of the election of our directors, through a special voting share of RBI. The special voting share is held by a trustee, entitling the trustee to that number of votes on matters on which holders of common shares are entitled to vote equal to the number of Partnership exchangeable units outstanding. The trustee is required to cast such votes in accordance with voting instructions provided by holders of Partnership exchangeable units. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of an exchangeable unit as to voting, will not exercise those votes. Except as otherwise required by the partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting.

A more detailed description of certain economic, voting and other rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units follows below.

Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights with Respect to RBI

Voting Rights with Respect to RBI

Under the voting trust agreement, RBI has issued one special voting share to the trustee for the benefit of the holders of Partnership exchangeable units (other than RBI and its subsidiaries). The special voting share has the number of votes, which may be cast by the trustee at any meeting at which the holders of our common shares are entitled to vote or in respect of any written consent sought by us from holders of our common shares, equal to the then outstanding number of Partnership exchangeable units (other than Partnership exchangeable units held by RBI and its subsidiaries). Each holder of a Partnership exchangeable unit (other than RBI and its subsidiaries) on the record date for any meeting or shareholder consent at which holders of our common shares are entitled to vote is entitled to instruct the trustee to exercise the votes attached to the special voting share for each Partnership exchangeable unit held by the exchangeable unitholder. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of a Partnership exchangeable unit as to voting, will not exercise those votes. A holder of Partnership exchangeable units may, upon instructing the trustee, obtain a proxy from the trustee entitling such holder to vote directly at the meeting the votes attached to the special voting share to which the holder of Partnership exchangeable units is entitled.

Notwithstanding the foregoing, in the event that under applicable law any matter requires the approval of the holder of record or the special voting share, voting separately as a class, the trustee will, in respect of such vote, exercise all voting rights: (i) in favor of the relevant matter where the result of the vote of the our common shares and the special voting share, voting together as a single class on such matter, was the approval of such matter; and (ii) against the relevant matter where the result of such combined vote was against the relevant matter, provided that in the event of a vote on a proposal to amend our articles to: (x) effect an exchange, reclassification or cancellation of the special voting share, or (y) add, change or remove the rights, privileges, restrictions or conditions attached to the special voting share, in either case, where the special voting share is permitted or required by applicable law to vote separately as a single class, the trustee will exercise all voting rights for or against such proposed amendment based on whether it has been instructed to cast a majority of the votes for or against such proposed amendment.

The voting trust agreement provides that the trustee will mail or cause to be mailed (or otherwise communicate) to the holders of Partnership exchangeable units the notice of each meeting at which the holders of our common shares are entitled to vote, together with the related materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attaching to the special voting share, on the same day as we mail (or otherwise communicate) the notice and materials to the holders of our common shares.

Statutory Rights with Respect to RBI

Wherever and to the extent that the CBCA confers a prescribed statutory right on a holder of voting shares, we have agreed that the holders of Partnership exchangeable units (other than RBI and its subsidiaries) are entitled to the benefit of such statutory rights through the trustee, as the holder of record of the special voting share. The prescribed statutory rights set out in the voting trust agreement include rights provided for in sections 21, 103(5), 137, 138(4), 143, 144, 175, 211, 214, 229, 239 and 241 of the CBCA. Upon the written request of a holder of Partnership exchangeable units delivered to the trustee, provided that certain conditions are satisfied, RBI and the trustee will cooperate to facilitate the exercise of such statutory rights on behalf of such holder so entitled to instruct the trustee as to the exercise thereof, such exercise of the statutory right to be treated, to the maximum extent possible, on the basis that such holder was the registered owner of the common shares receivable upon the exchange of the Partnership exchangeable units owned of record by such holder.

Offers for Units or Shares

The partnership agreement contains provisions to the effect that if a take-over bid is made for all of the outstanding Partnership exchangeable units and not less than 90% of the Partnership exchangeable units (other than units of Partnership held at the date of the take-over bid by or on behalf of the offeror or its associates or associates) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Partnership exchangeable units held by unitholders who did not accept the offer on the terms offered by the offeror. The partnership agreement further provides that for so long as Partnership exchangeable units remain outstanding, (i) we will not propose or recommend a formal bid for our common shares, and no such bid will be effected with the consent or approval of our Board of Directors, unless holders of Partnership exchangeable units are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of our common shares, and (ii) we will not propose or recommend a formal bid for Partnership exchangeable units, and no such bid will be effected with the consent or approval of our Board of Directors, unless holders of our common shares are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of Partnership exchangeable units. Canadian securities regulatory authorities may intervene in the public interest (either on application by an interested party or by staff of a Canadian securities regulatory authority) to prevent an offer to holders of our common shares or Partnership exchangeable units being made or completed where such offer is abusive of the holders of one of those security classes that are not subject to that offer.

Description of Debt Securities

The debt securities will be our unsecured direct obligations. The debt securities may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indenture and the debt securities to be issued under any indenture are summaries of certain anticipated provisions of the indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and the debt securities.

General

We have filed with this registration statement a form of indenture relating to our senior securities and a form of indenture relating to our senior subordinated securities and subordinated securities. Our senior debt securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated, including but not limited to our 2017 4.25% Senior Notes, 2017 5.00% Senior Notes and 2015 4.625% Senior Notes. While such senior debt securities rank equally and ratably with our other indebtedness that is not subordinated, it is effectively junior to secured debt or debt on the level of our subsidiaries. If we issue subordinated debt securities, they will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other subordinated indebtedness. They may, however, also be subordinated in right of payment to senior subordinated securities. See “—Subordination.” We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities if other than the principal amount of the debt securities;

•	the rights evidenced by the securities;

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the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any retirement provisions;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions with respect to the kind and priority of liens securing the securities;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance reserves;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	provisions related to the modification of the terms of the security of the rights of shareholders;

•	any provisions regarding a trustee;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent, different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated and/or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

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whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment; and

•	the subordination provisions, if any, relating to the debt securities.

We may issue debt securities at less than the principal amount payable upon maturity (we refer to these securities as “original issue discount securities”). If material or applicable, we will describe in the applicable prospectus supplement special U.S. and Canadian federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on and principal of and premium, if any, on any debt securities at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the applicable trustee; or

•	in any other lawful manner, all as more completely described in the applicable indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

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If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia, the laws of any province or territory of Canada or under U.S. or Canadian federal law. The other company must agree to be legally responsible for the debt securities.

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The merger, sale of assets or other transaction must not cause a default on the debt securities. In addition, we must not already be in default, unless the merger or other transaction would cure the default. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	Any other condition described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default

The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

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We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities of the affected series may send the notice.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of a significant portion in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is known as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

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The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

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The trustee must have not taken action for 60 days after receipt of the above notices and offer of indemnity. However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

We will set forth in the applicable prospectus supplement the terms and conditions upon which we can make changes to an indenture or the debt securities. There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Unanimous Approval

First, there are changes we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

•	change in the stated maturity of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change in the place or currency of payment on a debt security; and

•	impairment of your right to sue for payment.

Changes Requiring a Majority Vote

The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described under “—Changes Requiring Unanimous Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance

We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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The current U.S. federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Description of Warrants

We may issue warrants for the purchase of our common shares or debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	any provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Registration Rights

We have registration rights agreements with two of our shareholders. These are discussed below.

3G and Pershing Registration Rights Agreements

On June 19, 2012, in connection with the merger of Burger King Worldwide Holdings, Inc., with and into Justice Holdco LLC, and the transactions related thereto (the “BKW Holdings Merger”), Burger King Worldwide entered into separate registration rights agreements with 3G Special Situations Fund II, L.P. (“3G”) and with Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and William Ackman (collectively, the “Pershing Shareholders”), with respect to shares of Burger King Worldwide common stock purchased by 3G and the Pershing Shareholders in connection with the BKW Holdings Merger. In connection with the series of transactions (the “Transactions”) resulting in RBI indirectly acquiring Burger King Worldwide and Tim Hortons, we assumed the obligations under these registration rights agreements with respect to the registration of common shares of RBI issued and issuable upon exchange of Partnership exchangeable units to 3G and the Pershing Shareholders as a result of the Transactions.

Pursuant to such registration rights agreements, we have agreed, under certain circumstances, to file a shelf registration statement covering the resale of the common shares held by 3G and the Pershing Shareholders. In addition, each of 3G and the Pershing Shareholders has the right to demand that we file a registration statement covering the resale of the common shares held by 3G and the Pershing Shareholders, provided that the anticipated aggregate offering price to the public (before any underwriting discounts and commissions) is at least (x) $10.0 million in the case of a registration statement on Form S-3 or takedown offering from a shelf registration statement on Form S-3 and (y) $50.0 million in the case of other demands for registration. 3G and the Pershing Shareholders also have “piggyback” registration rights, pursuant to which they are entitled to notice if we propose to register our common shares for public sale, and will have the right to include their registrable securities in any such registration statement. These demand and piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Plan of Distribution

We may sell our securities, and any selling shareholder may sell common shares, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to investors, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers or agents participating in the distribution and, as applicable, the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

If selling shareholders are offering common shares pursuant to a prospectus supplement, will also include the following:

•	the name or names of the selling shareholders;

•	the amount of shares to be sold by each selling shareholder and the proceeds from such sales; and

•	any additional terms, including lock-up provisions, that may be placed on the participating selling shareholders in connection with their sale of securities in the offering.

If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We or any selling shareholder may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. We may pay all expenses incurred with respect to the registration of the common shares owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

We or any selling shareholder may also sell common shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into or exchangeable for or represents beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third party may use securities received under those sale, forward sale or derivative arrangements or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Neither we, any selling shareholder nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we, any selling shareholder nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the common shares which are listed on the NYSE and the TSX, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the offering will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, FL and by Stikeman Elliott LLP.

Experts

The consolidated financial statements of Restaurant Brands International Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers in 2018 due to the adoption of the new revenue standard.

Where You Can Find More Information; Incorporation By Reference

The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov.

We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the Commission will automatically update and supersede this information.

This prospectus is part of a registration statement on Form S-3 filed with the Commission. In this prospectus, we are incorporating by reference the following documents filed by us with the Commission, and any future documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until the termination of the offering of all and any of the securities covered by this prospectus:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2018

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2019 and June 30, 2019

Current Reports on Form 8-K	January 23, 2019, March 14, 2019, June 12, 2019, and June 28, 2019

Description of our common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4 initially filed on September 16, 2014, as amended (File No. 333-198769)

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act	After the date of this prospectus

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Restaurant Brands International, Inc.

130 King Street West, Suite 300

Toronto, Ontario M5X 1E1

Phone: (905) 845-6511

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

We maintain an internet website at http://www.rbi.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

Neither we nor any selling shareholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling shareholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling shareholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates. The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

24,000,000 shares

Restaurant Brands International Inc.

Common Shares

Prospectus supplement

Morgan Stanley

August 9, 2019.